Exhibit 10.13

Employment Agreement

This Agreement entered into on 25 April, 2021, by and between Security Matters Ltd., Israeli company number 51-512577-1 of Ketura, Israel (“Company”) and Limor Moshe Lotker, Israeli ID number 028019743 of 4 Bernshtein cohen, Ramat Hasharon, Israel (“Employee”). Each a “Party” and, together, the “Parties”.

Whereas Employee has offered its services to Company and Company desires to engage Employee;

NOW THEREFORE, the parties hereto hereby declare and agree as follows:

1.	Position

1.1	Company hereby engages Employee in the position described in Annex A. The responsibilities shall include those stipulated in the list in Annex A, as may be amended from time to time by the Company.

1.2

During the term of this Agreement, Employee shall devote Employee’s full time and attention to the business of Company and perform Employee’s duties diligently and in furtherance of Company’s best interest. Employee will not be entitled to receive consideration from any client of Company other than with the prior written approval of Company. in addition, Employee shall not be entitled to work in any other place without approval of Company unless otherwise specified in the annex hereto.

1.3	Employee shall be subject to Company policies relevant to it, as published from time to time and as updated by Company from time to time.

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1.4

Employee is aware of the fact that Employee’s engagement by Company may involve domestic and international travel and may require him to work outside the regular place of work from time to time for short durations. In the event that Employee shall be required to fly on a flight longer than 6 hours, Company will provide tickets on economy plus or equivalent.

Confidential Information, Invention Assignment, Competition and Solicitation

1.5

Without derogating from any right of Company under law, Employee hereby acknowledges and represents to have read and understood, and covenant to comply with, the confidential information, invention assignment, non-competition and non-solicitation and other undertakings as attached hereto as Annex B, which constitutes an integral part of this Agreement.

1.6

Employee shall use the facilities of Company and its assets only for the furtherance of Employee’s obligation under this Agreement and pursuant to Company’s procedures as such shall be set from time to time. Private use of Company’s computer, communication or media, including computers, c-mail etc. (such media means supplied to Employee by Company, “Media”) shall not be made except pursuant to Company’s procedures and at a reasonable volume. Employee acknowledges that any data transferred through or stored at the Media is deemed property of Company and Employee hereby irrevocably grants Company full permission to review the Media at any time, including such Media that has been used by Employee for private uses and including reading of any email correspondence, WhatsApp messages, visual media, SMS’s etc. Employee shall promptly, upon first request of Company, furnish Company with all data required for such review, including passwords.

Only if a client from the security field so demands (whether specifically as to the employee or a general demand to all employees working on such project), Employee covenants to pass, per request of Company, a security check or other credibility test, including by a third party, including polygraph, which results will be admissible for any use in a case between Employee and Company.

Upon termination of employment, or at any other time at Company’s full discretion, Company may block access of Employee to any Media, designate any Media mean to any other employee or officer or direct any correspondence, to ensure continuation of work or for any other purpose. Any such action shall not be deemed any decision or act regarding continuation of employment (or be deemed dismissal or deterioration of work terms) and may be reversed at any time by Company.

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Employee represents as to the actions described in this section that Employee will not raise any claim of privacy or interference with human honor and dignity, and Company represents that if there is any interference, it will be for a proper purpose of protecting interest of Company and in a manner that is not more than required.

1.7

Access Restriction- Employee shall manage, maintain and backup all databases within Employee’s responsibility and shall not use Employee’s rights of access to databases for private uses, including access to restrictive or private data as to Employee or any other person or entity.

1.8

Respect of Other’s IP- Employee shall not, in the providing of services to Company infringe on intellectual rights of any third parties and shall immediately bring to Company’s any suspected infringement on Company’s intellectual property rights and any suspected infringement of Company on intellectual property rights of others.

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1.9

Employee acknowledges that the remuneration and other terms of engagement include compensation for Employee’s obligations pursuant to this §0 as detailed in Annex A. Employee agrees that any breach of this §0 or the annex hereto may cause irreparable damage to Company and its parent company and their affiliates (which shall be deemed a third party beneficiary under this Agreement) and that in the event of such breach, each of such shall have, in addition to any and all other remedies at law, the right to seek to obtain an injunction, preliminary or otherwise, in order to prevent Employee from breaching this §0, all without the requirement to post any security for expenses.

2.	Terms of Engagement of Employee by Company

Engagement of Employee with Company shall commence at the date stipulated in Annex A hereto and shall be at the conditions stipulated in Annex A.

3.	Prevention of Sexual Harassment

Company sees violations of the Law for Prevention of Sexual Harassment-1998 in a severe light. Employee acknowledges being informed of Company’s policy regarding sexual harassment;, including the existence of Company guidelines for the prevention of sexual harassment that may be received at any time from the person in charge of enforcing such law in Company.

4.	Miscellaneous

4.1

This Agreement constitutes the entire understanding and agreement between the Parties and supersedes any and all prior discussions, agreements and correspondence with regard to the subject matter hereof and relating to the employment relations between the Parties. Any prior agreement between the Parties, which relates to employment relations, is hereby canceled without either party having any rights under it. Nothing in this provision shall derogate from any right of Company under any of proprietary information, invention assignment. non-competition or non-solicitation undertaking.

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4.2

Each Party represents and warrants to the other Party that the execution of this Agreement and the fulfillment of its terms (i) does not constitute a breach of, or conflict with, any agreement to which such Party is a party, or other undertaking by which it is bound, and (ii) does not require the consent of any person or entity.

4.3	Any amendment or modification of this Agreement shall be in a writing specifically referring to this Agreement and duly executed by both parties.

4.4

Personal Contract. Employee is an employee of the Company. This Agreement is a personal agreement and thus, subject to applicable law, no collective bargaining agreement shall apply, excluding collective bargaining agreements that apply to all employees in the market.

4.5

Taxes. Company may deduct tax at source. Each of the Parties shall timely file any report required by the tax authorities and shall furnish the other Party with any document reasonably required to transfer to the tax authorities. If Company did not deduct any amount and will be later required to pay it Company may deduct it at any stage in the future or demand Employee to pay it in any other manner.

4.6	This Agreement is for the benefit of the Parties, including their heirs and assigns, and shall not vest any right with any third party.

4.7

The laws of the State of Israel shall exclusively govern this Agreement and the competent courts of Tel Aviv shall have sole and exclusive jurisdiction in any matter arising out of or relating to this Agreement.

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4.8

No waiver of any right under this Agreement shall be deemed effective unless in a writing signed by the Party charged with such waiver, and no waiver of any right shall be deemed to be a waiver of any future right or any other right arising under this Agreement.

4.9

The Preamble and Annexes to this Agreement constitute an integral part thereof. Headings arc included for reference purpose only and are not to be used in interpreting this Agreement. The word “including” shall mean including without limitation. In any contradiction between this Agreement and Annex B, Annex B shall govern. In any contradiction between (i) this Agreement and Annex B; and (ii) Annex A; Annex A shall govern.

4.10

Announcements and Insiders Trading. Company is a wholly held subsidiary of an Australian publicly traded company and may thus be subject to certain public disclosures obligation. Employee hereby consents to be named in any such publication. Employee is aware that in the consummation of this Agreement Employee may be exposed to inside information or other confidential data of Company and its publicly traded mother company and hereby covenants not to disclose such data or use it for trading in securities of the mother company by Employee or any other person.

Employee hereby certify, it was recommended to him by the Company to receive legal advice in connection with this Agreement before signing and that he was given adequate opportunity to do so. In case of conflict between the English version and the Hebrew version, the English version shall govern.

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Annex A - Terms of Engagement

Annex A dated 25 April, 2021, to that certain agreement (“Agreement”) entered into on 25 April, 2021, by and between Security Matters Ltd., Israeli company number 51.512577-1 of Ketura, Israel (“Company”) and Limor Moshe Lotker, Israeli ID number 028019743 of 4 Bernshtein when, Ramat Hasharon, Israel (“Employee”).

This document is also a notice of terms of employment as required under law.

1. Appointment and Position

1.1	Employee wilt provide his services to Company as VP-CFO and will report directly to the CEO of Company—a position that requires a special measure of personal trust, with all that is implied.

Employee position shall include, among other things, responsibility for ISO qualification, management of Company grants (including, chief scientist, horizon Europe, BIRD, etc.) and any other reasonable task required by virtue of the position and which Company will require in the ordinary course of its business.

1.2	Employee is employed on full time basis as employee of Company.

1.3	An ordinary working week of work of Employee shall be 8.36 hours a day for 5 days and the weekly rest day of Employee shall be Saturday.

1.4

It is expressly agreed that the salary of Employee includes payment for overtime which is required of Employee because the position of Employee in Company is a position that requires a special degree of personal confidence, conditions of employment of Employee and the circumstances do not allow Company in some cases to control the working hours.

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2.	Remuneration

2.1

As consideration for the work of Employee and other obligations of Employee hereunder Company will pay Employee a gross monthly salary (“Base Salary”), in the amount of ILS 45,000 per month. The Base Salary includes a global payment for an average of 20 extra hours every month, but Company will not be required to pay for any additional hours.

Employee shall be entitled to educational fund (Keren Hishtalmut) at the rate of 7.5% of the amount stipulated in this §2.1.

2.2	Pursuant to a financial event (such as an investment of financing event) of at least 40mil USD, the Employee’s base salary shall be increased to ILS 55,000 per month.

2.3	In addition to the above base salary, Employee shall be entitled (subject to the term below) to bonuses as detailed herein:

2.3.1

In the event that Company receives an investment of 40,000,000 prior to the end of a the end of a certain calendar year, the relative amount (annual bonus divided by number of months since previous bonus) of the annual bonus due to Employee at the time of the investment shall be awarded prior to the end of the year.

2.3.2

An annual, conditional on performance bonus, at an amount which shall be determined by Company’s CEO, and in any event subject to a financial event (such as an investment of financing event) in an amount above USD 20,000,000.

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2.4	Company will deduct and pay form the Base Salary and any payment made to Employee all deductions for all applicable taxes and withholdings required under law or this Agreement.

3.

Employee is entitled on approval by the Board of Directors of Company (and subject thereto) to receive options to purchase 200,000 Ordinary shares of Company, subject to the terms of Company’s applicable Stock Option Plan and an Option Agreement and execution of an option agreement, 25% of which shall become available at the end of a year of Employee’s employment with Company and 25% more shall vest every year after that. Employee acknowledges that it will be required to execute additional documents in compliance with the applicable tax laws and/or other applicable laws.

In the event of a financial event (such as an investment of financing event) in an amount above USD 40,000,0000, Employee shall be entitled to an additional one-time option allocation of 200,000 additional options. Vesting terms to be determined by the parties.

4.

Company will bear Employee’s car expenses, as follows: Fuel (fueling in the Avrech chain with a Company, cost of Road 6 use using a Pascal system and a general payment of ILS 2,000 net (in salary) to cover any other expense related to a vehicle, and in lieu of a company car.

5.	Employee shall be entitled to 24 days Annual Leave. The dates and times of the leave shall be coordinated in advance with Company.

Sick Leave and Recuperation Days as set by law. Employee shall be entitled to

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6. Application of Section 14 (“Section 14”) of the Severance Pay Law, 1963

6.1

It is hereby specifically agreed that upon termination of employment, Company shall release to the Employee all amounts accrued in the pension and severance pay funds, as the case shall be, on account of both Company’s and Employee’s contributions, including in similar funds outside of Israel. All, in accordance with the General Permit promulgated by the Minister of Labor on June 30, 1999 (“Permit”)[1] pursuant to Article 14 of the Severance Pay Law. Employee hereby acknowledges that the amounts contributed by Company for severance payment in any manner shall be deemed to be made instead of the severance payments to which Employee may be entitled under the provisions of the Severance Pay Law, and shall constitute a full and complete payment thereof.

6.2

Company hereby waives any entitlement and/or right for reimbursement with respect to the Severance Payment and acknowledges, that upon termination of Employee’s employment in Company, including inter alia, in the event of Employee’s resignation, Company shall release the Severance Payment and shall transfer them to Employee, except in the event that: (i) Company terminated Employee’s engagement due to circumstances under which Employee’s entitlement for severance payment is denied pursuant to Articles 16 or 17 of the Severance Pay Law; or (ii) Employee already withdrawn funds from the fund and not because of an “Entitling Event” under section 2(b) of the Permit.

7.	Payment for the obligations in Annex B

A third of any payment or other consideration under this Agreement is remuneration for the non-Competition of Employee as described in Annex B.

8. Term

8.1	Engagement of Employee by Company shall be as of 26.5.2021.

8.2	Employee shall be required to give Company 90 days prior notice in the event of termination of this employment agreement.

[1]	https://employment.molsa.gov.il/Employment/WorkRights/EmploymentTermination/documents/ishursaif14.pdf

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Annex B—Proprietary Information, Invention Assignment, non-Competition and non-Solicitation Undertaking

Annex B dated 25 April, 2021, to that certain agreement (“Agreement”) entered into on 25 April, 2021, by and between Security Matters Ltd., Israeli company number 51-512577-1 of Ketura, Israel (“Company”) and Limor Moshe Lotker, Israeli ID number 028019743 of 4 Bernshtein cohen, Ramat Hasharon, Israel (“Employee”). In this Annex B, the term “Company” shall mean Security Matters Ltd. Israeli company number 51-512577-6, Security Matters Limited, Australian company number 626 192 998, and any corporation in which any of which holds (directly or indirectly) shares. In this Annex B, if Employee will hold equity in Company, Employee’s engagement with the Company shall be deemed to exist as long as Employee holds equity in Company.

WHEREAS, Company and each of its current or future mother companies, subsidiaries, affiliates, successors or assigns conduct business that includes, without limitation, using a hidden chemical-based `barcode’ to permanently and irrevocably `mark’ any object, be it solid, liquid or gas, whereas the ‘barcode’ may be read using a unique `reader’ to access the corresponding stored data, recorded and protected using blockchain and other digital technology (including blockchain, architecture, user interface and ledger, whether in general or for circular economy, closed loop and sustainability, and those that are designed to withhold circular economy data, including economic methods and measuring methods, marking method on the matter of transformation from carbon credit to plastic credit, plastic certification and trading of plastic credit and plastic recycled commodity on blockchain) (“SMX Technology”);

It was agreed as follows:

1.	Confidentiality

1.1

Employee acknowledges and agrees that Employee may have access to confidential and proprietary information concerning the business and financial activities of Company and information and technology from Company’s product research and development, including without limitation, Company’s banking, investments, investors, properties, employees (including terms of employment), marketing plans, customers, suppliers, trade secrets, test results, processes, data, know-how, improvements, inventions, techniques and products (actual or planned). Such information, whether written, oral or in any medium or form (including any confidential or proprietary information received from third parties under Company’s obligation to maintain the confidentiality of such information), shall be referred to as (“Proprietary Information”).

Notwithstanding anything to the contrary, any intellectual property rights related to the SMX Technology (including any deliverable, including any presentation, working document, scientific analysis, lab report, test results, business model, chosen materials, blockchain system architecture or any other architecture, software and code) or any other integrated solutions for marking, reading, authenticating and tracking and tracing of raw materials mediums (e.g. solids, liquids or gases) and the use of proprietary blockchain technology for the storage and subsequent recall of embedded marker readings, or other technology of Company, shall be exclusively owned by Company and deemed Confidential Information of Company.

1.2

Proprietary Information shall NOT include information that (i) shall have become a part of the public knowledge except as a result of Employee’s breach of this Agreement; or (ii) was known to Employee prior to Employee’s association with Company and can be so proven by documentation; (iii) reflects information and data generally known to the industries or trades in which Company operates.

1.3

Employee recognizes that Company has received, and will receive, confidential or proprietary information from third parties subject to a duty on Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. In connection with such duties, such information shall be deemed Proprietary Information hereunder, mutatis mutandis.

1.4

Employee agrees and declares that all Proprietary Information, patents, trademarks, copyrights and other rights in connection therewith shall be the sole property of Company and its assigns. At all times, both during Employee’s engagement by Company and after its termination, Employee will keep in confidence and trust all Proprietary Information and will not use or disclose any Proprietary Information or anything relating to it without the written consent of Company except as may be necessary in the ordinary course of performing Employee’s’ duties hereunder or by applicable law.

1.5

Upon termination of Employee’s engagement by Company, Employee will promptly deliver to Company all documents and materials of any nature pertaining to Employee’s work with Company and will not take with Employee any documents or materials or copies thereof containing any Proprietary Information. Additionally, Employee shall furnish Company with written confirmation of return of all Confidential Information to Company.

1.6	This §1 shall remain in full force and effect even after the termination of Employee’s engagement with Company or the termination or expiration of the Agreement.

2.	Disclosure and Assignment of Inventions

2.1

From and after the date Employee first became engaged with Company, Employee undertakes and covenants that Employee will promptly disclose in confidence to Company any and all inventions, improvements, designs, concepts, techniques, methods, systems, processes, know how, computer software programs, databases, mask works and Proprietary Information of any kind whatsoever, whether or not patentable, copyrightable or protectable as trade secrets, that are made or conceived or first reduced to practice or created by Employee, either alone or jointly with others, during the period of Employee’s engagement and relating to the Company’s Business (“Inventions”).

2.2

To the extent permitted by law, Employee further agrees that all Inventions that (a) are developed using equipment, supplies, facilities or trade secrets of Company, (b) result from work performed by Employee for Company, or (c) relate to Company’s business (covert track and trace marking, reading and retaining and transferring data using blockchain technology) or current or anticipated fields in which Company invested resources during the employment of Employee; are and will be the sole and exclusive property of Company (“Company inventions”).

2.3

Employee hereby irrevocably: (i) assigns to Company, whenever and in perpetuity, any right, title and interest, whether now existing or later arising, that Employee may have in or to all worldwide patents, patent applications, copyrights, mask works, Proprietary Information and other intellectual property rights in any Company Invention, and any and all moral rights that Employee may have in or with respect to any Company Invention and grunts Company the right and power, in Employee’s name and on Employee’s behalf, as Employee’s attorney-in-fact (which shall survive Employee’s death or disability) to sign any instrument necessary to effect such assignment, which power is coupled with an interest of Company; provided that Company has furnished Employee (or his heirs or those coming in his place and stead) with a 30-day advance written notice of its intent to so exercise its right and power as Employee’s attorney-in-fact (ii) waives and agrees not to enforce any right that Employee may now have or later acquire limiting Company’s ability to own or exploit Company Inventions; and (iii) agrees, to take any lawful action, which Company requests, and at Company’s expense, to vest or protect Company’s right, title and interest in and to any Company Invention in any and all countries.

2.4

This Agreement shall apply notwithstanding the provision or non-provision of any notice of an invention and/or company response to any such notice, under law including under Section 132(b) of the Israeli Patent Law, 1967 (“Patents Law”). This Agreement is expressly intended to be an agreement with regard to the terms and conditions of consideration in accordance with the law including Section 134 of the Patent Law. The Employee acknowledges and agrees that it will not be entitled to additional royalties, consideration or other payments with regard to any Company Inventions or any of the intellectual property rights set forth herein, including any commercialization of such, and does hereby explicitly, irrevocably and unconditionally waive the right to receive any such additional royalties, consideration or other payments. Without derogating from the aforesaid, Employee’s level of compensation and consideration has been established based upon the aforementioned waiver of rights to receive any such additional royalties, consideration or other payments, and Employee’s compensation as supplier of services to Company includes full and final compensation and consideration to which Employee may be entitled under any law with respect to any Inventions or any of the intellectual property rights set forth herein.

3.	Non-Competition, Non Interference, and Non-Solicitation of Customers; Corporate Opportunity

3.1

While engaged by Company and for a period of 12 months thereafter (Regardless of the reason of the termination of Employee’s engagement with Company), directly or indirectly, whether alone or as a partner, officer of Company, director, proxy or shareholder of any entity, Employee:

3.1.1

shall not, work for or promote the interest of a competitor of Company; shall not engage with any business activity in Israel or in other place that compete with Company activities (In this article Company also refers to Mother, sister or daughter company) or any activity that was planned, financed by Company at any stage of the engagement. Notwithstanding the previous sentence, Employee is not restricted from holding shares of a public company as long as he Employee is not interested party (as defined in the Securities Law—1968) of such public company or fulfilling any active part at the said public company;

3.1.2

shall not solicit, induce, recruit or encourage any of Company’s employees to leave their employment, or acts in a manner that might cause some employees now work for any third party in any activity that may cause the employee to breach any agreement with Company;

3.1.3	Shall not solicit, seduce, or persuade a customer or supplier of Company: 1) to be a customer or supplier of a competitor; or 2) to terminate the relationship with Company; and

3.1.4	In addition, Employee will not assist any person to act as described in sections 3.1.1 to 3.1.3 above.

3.2

During the term of engagement with Company, and for a period of two years immediately following the termination or expiration of the Employee’s engagement with Company for any reason, whether with or without cause, Employee shall not, either directly or indirectly:

3.3

take any action, including, without limitation, the making of disparaging statements concerning Company or its officers, directors or employees, that is reasonably likely to damage any relationship between Company and any of its officers, directors, employees, agents, independent contractors, suppliers, clients and customers or damage the share price of Company;

3.4	Interfere, with the relationship between Company and any of its employees, agents, independent contractors, suppliers, clients and customers;

3.5

Interfere or attempt to interfere with any transaction with which company was, is or intends to be involved, including by approaching any of the directors, company secretary, chairman or other officers without prior written authorization of the CEO.

3.6

During the term of engagement, Employee shall promptly bring to the attention of Company any Corporate Opportunity (as defined below) and shall refrain from pursuing such Corporate Opportunity for Employee’s personal gain or the gain of a third party. In this §3.2 any prospect, endeavor or opportunity for commercial development that relates directly to Company’s Business shall be deemed a “Corporate Opportunity”.

3.7	Employee shall immediately inform Company of any transactions or other matters that may in any way raise a conflict of interest between Employee and Company.

Annex C - Current/Prior Inventions

Annex C dated 25 April, 2021, to that certain agreement (“Agreement”) entered into on 25 April, 2021, by and between Security Matters Ltd., Israeli company number 51-512577-1 of Ketura, Israel Ramat Bernshtein cohen, 4 of 028019743(“Company”) and Limor Moshe Lotker, Israeli ID number Israel Hasharon (“Employee”).

I, the undersigned, represent and warrant that except as specifically set forth herein below, as of the day of my first engagement with the Company, l have not, in any time in the past made, alone or jointly with others, conceived, reduced to practice or created any Inventions related in any way, directly or indirectly, to the field of business of the Company, or to current or anticipated research and development, and have no rights, as coinventor or otherwise, in any such Inventions:

☐	THERE ARE NONE.

☐	THERE ARE THE FOLLOWING (STATE ANY AND ALL INVENTIONS).

IF EMPLOYEE EXECUTES THIS ANNEX BUT REFRAINS FROM MARKING EITHER OF THE BOXES ABOVE, EMPLOYEE SHALL BE DEEMED TO HAVE MARKED THE BOX LABELLED “THERE ARE NONE”, WHICH MEANS EMPLOYEE HAS NOT MADE, CONCEIVED, REDUCED TO PRACTICE OR CREATED ANY INVENTIONS AS DESCRIBED ABOVE.

To the extent that any inventions are listed above, as well as with respect to any future and related developments and improvements thereto, whether or not patentable or registrable, copyrightable or protectable as trade secrets (collectively, “Employee Inventions”):

3.8

Employee shall not use any Employee Inventions in the performance of any tasks as an employee of the Company, and I shall not disclose any proprietary information related to the Employee Inventions to any Company personnel (managers, employees, consultants, etc.).

3.9

Notwithstanding the aforesaid, to the extent that any Employee Inventions are found to have been incorporated into, included in or otherwise used in conjunction or in connection with any Company intellectual property, and specifically any Company Inventions, or to the extent that any Company intellectual property, and specifically any Company Inventions, arc found to be based or relying on any Employee Inventions or making use thereof in any manner, Employee hereby irrevocably grant the Company and its assignees a worldwide, irrevocable, transferable, free of any charge or royalties, license and right to use the Employee Inventions to such extent. Employee hereby agree and undertake not to raise any claims against the Company or its assignees with respect to any such use of Employee Inventions, entitlement to any compensation or consideration, or any “Moral Rights” in such Employee Inventions (“Moral Rights” mean any rights under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a “moral right”).

Employee	Company

תקנון לפי סעיף 7(ד)(2) לחוק למניעת הטרדה מינית, תשנ"ח–1998

הטרדה מינית והתנכלות על רקע מיני פוגעות בכבוד האדם, בחירותו, בפרטיותו, ובשוויון בין המינים; אלה גם מעשים פליליים ועילה לתביעה בנזיקין, החל בכניסתו לתוקף של חוק למניעת הטרדה מינית, תשנ"ח–1998, ביום כ"ט באלול תשנ"ח (20 בספטמבר 1998).

הטרדה מינית והתנכלות פוגעות ביחסי העבודה, ועומדות בניגוד למדיניות המעביד, והוא לא ישלים עמן.

תקנון זה נועד להבהיר את עיקרי הוראות החוק ותקנות למניעת הטרדה מינית (חובות מעביד), תשנ"ח–1998. במקרה של סתירה בין תקנון זה לבין החוק והתקנות על פיו, החוק והתקנות הם הקובעים, וניתן לעיין בהם, כאמור בסעיף 11 לתקנון זה.

מה יש בתקנון זה?

חלק	סעיפים	
א'	1—4	מהן הטרדה מינית והתנכלות (ו"מסגרת יחסי עבודה")
ב'	5—6	התוצאות של הטרדה מינית והתנכלות (עבירה פלילית, עילה לתביעה בנזיקין)
ג'	7—8	מדיניות המעביד ואחריותו
ד'	9—11	מניעת הטרדה מינית והתנכלות
ה'	12	מה לעשות אם הוטרדת מינית או אם התנכלו לך?
ו'	13—18	הליך תלונה אצל מעביד וטיפול באחריות מעביד
ז'	19—21	שונות: עובד קבלן כוח אדם המועסק אצל אדם אחר (סעיף 19); מעביד המעסיק 25 עובדים או פחות (סעיף 20); עיקר ההוראות המשמעתיות לענין הטרדה מינית והתנכלות (סעיף 21).

חלק א': מהן הטרדה מינית והתנכלות?

1. מהי הטרדה מינית?

(א) אם כי ברוב המקרים הטרדה מינית נעשית על ידי גבר כלפי אישה, הטרדה מינית יכולה להיעשות הן על ידי גבר והן על ידי אישה, כלפי גבר או אישה; והחוק מכסה את כל האפשרויות האלה.

(ב) על פי חוק למניעת הטרדה מינית, תשנ"ח–1998, הטרדה מינית היא אחת מחמש צורות התנהגות אסורות, ואלה הן:

(1) סחיטת אדם לביצוע מעשה בעל אופי מיני.
לדוגמה: מעביד המאיים לפטר עובדת אם היא תסרב לקיים אתו יחסי מין.

(2) מעשה מגונה.
לדוגמה: עובד או ממונה הנוגע בעובדת לשם גירוי מיני או החושף את עצמו בפניה, בלא הסכמתה.

(3) הצעות חוזרות בעלות אופי מיני אף שהאדם שאליו מופנות ההצעות הראה שאינו מעוניין בהן.
ואולם אין צורך להראות אי הסכמה במקרים האלה:
I — ניצול של יחסי מרות בעבודה.
לדוגמה: מנהל המנצל יחסי מרות כלפי מזכירתו.
II — ניצול של יחסי מרות, תלות, חינוך או טיפול בקטין, בחסר ישע[2] או במטופל.
לדוגמה: עובד המנצל יחסי מרות או חינוך כלפי חניך; עובד במעון המנצל יחסי תלות של מטופל.

(4) התייחסויות חוזרות למיניותו של אדם, אף שהאדם שאליו מופנות ההתייחסויות הראה שאינו מעוניין בהן.
לדוגמה: התייחסות חוזרת לפן המיני במראהו של אדם, למרות הבהרותיו שהדבר מפריע לו.
ואולם אין צורך להראות אי הסכמה במקרים שסוינו בפסקה (3) לעיל.

(5) התייחסות מבזה או משפילה למינו או לנטייתו המינית של אדם, בין אם הוא הראה שהדבר מפריע לו ובין אם לאו.

(ג) אי הסכמה

(1) ככלל אדם צריך להראות שהוא אינו מסכים למעשה של הטרדה מינית; חובה זו אינה חלה לגבי אלה:
I — סחיטה (פסקה (ב)(1) לעיל);
II — התייחסות מבזה או משפילה (פסקה (ב)(5) לעיל);
III — ניצול של יחסי מרות בעבודה בין המטריד לבין המוטרד (לגבי המעשים בפסקאות (ב)(3) ו-(4) לעיל);
IV — ניצול יחסי מרות, תלות חינוך או טיפול — של קטין, חסר ישע (לגבי מעשים בפסקאות (ב)(3) ו-(4) לעיל);
V — ניצול תלות, במסגרת טיפול נפשי או רפואי — של המטופל במטפל (לגבי מעשים בפסקאות (ב)(3) ו-(4) לעיל).

(2) אי הסכמה מראים בין במילים ובין בהתנהגות שאינן משתמעות לשתי פנים.

2. מה אינו הטרדה?
למרות ניסיון המחוקק להגדיר בצורה מפורטת מהי הטרדה מינית, מטבען של ההגדרות שתמיד ייוותר תחום אפור. לדוגמה, קשה להגדיר מראש כל מה שייחשב להתייחסות "מבזה" או "משפילה" ביחס למינו או למיניותו של אדם. עם זאת, האיסור על הטרדה מינית אינו איסור על חיזורים הנעשים ברוח טובה ובהסכמה הדדית.

3. מהי התנכלות?

(א) על פי חוק למניעת הטרדה מינית, וחוק שוויון ההזדמנויות בעבודה, תשמ"ח–1988, התנכלות היא כל אחד מאלה, אם המעשה מתבצע במסגרת יחסי עבודה:[3]

(1) מעביד או ממונה מטעמו פוגע בעובד או בדורש עבודה — כאשר מקור הפגיעה הוא הטרדה מינית.
ואולם לגבי הטרדה מינית מהסוג של הצעות חוזרות בעלות אופי מיני והתייחסויות חוזרות למיניותו של אדם, די שמקור הפגיעה יהיה הצעה אחת בלבד או התייחסות אחת בלבד.
דוגמאות:
ממונה המונע את קידומה של עובדת עקב סירובה להצעתו החד-פעמית למגע מיני;
מעביד המפטר עובדת עקב סירובה להצעתו החד-פעמית למגע מיני.

(2) מעביד או ממונה מטעמו פוגע בעובד או בדורש עבודה — כאשר מקור הפגיעה הוא תלונה על התנכלות כאמור בסעיף זה או תביעה משפטית בשל התנכלות כאמור.

(3) מעביד או ממונה מטעמו פוגע בעובד או בדורש עבודה — כאשר מקור הפגיעה הוא סיוע של עובד לעובד אחר בקשר לתלונה או תביעה משפטית על התנכלות כאמור בסעיף זה.
לדוגמה: עובדת מסרה עדות בקשר להתנכלות כלפי עובד אחר; המעביד או הממונה מרעים את תנאי העבודה שלה בשל כך.

(ב) הגנת תלונת שווא/ תביעת שווא
במשפט על התנכלות כאמור בפסקה (א)(2) או (3) — יוכלו המעביד והממונה לטעון להגנתם כי העובד או דורש העבודה ידע כי התביעה או התלונה הוגשו על סמך פרטים שאינם נכונים.

4. מהי "מסגרת יחסי עבודה"?
על פי חוק למניעת הטרדה מינית, הטרדה מינית או התנכלות ב"מסגרת יחסי עבודה" מתקיימת בכל אחת מ-4 נסיבות אלה:

---

[2] המונח "חסר ישע" מוגדר בחוק למניעת הטרדה מינית בדרך של הפניה לסעיף 368א לחוק העונשין, תשל"ז–1977. בסעיף זה, "חסר ישע" מוגדר כדלקמן: "מי שמחמת גילו, מחלתו או מוגבלותו הגופנית או הנפשית, ליקויו השכלי או מכל סיבה אחרת, אינו יכול לדאוג לצורכי מחייתו, לבריאותו או לשלומו".

[3] המונח בסעיף 7 לחוק שוויון ההזדמנויות בעבודה הוא "פגיעה על רקע הטרדה מינית". מאחר שפגיעה על רקע הטרדה מינית היא סוג של "התנכלות", תקנון זה מתייחס גם להתנהגות האסורה על פי סעיף 7 האמור כ"התנכלות".

1

(1) במקום העבודה;
(2) במקום אחר שבו מתנהלת פעילות מטעם המעביד;
דוגמאות:
אולם שבו מציגים המעביד ועובדיו תערוכה של מוצרי המעביד;
מכון להכשרה או להשתלמות שבו מתקיים קורס מטעם המעביד;
מסעדה שבה מתקיימת מסיבה מטעם המעביד לעובדיו.
(3) תוך כדי עבודה;
לדוגמה: נסיעה הנעשית בזמן העבודה במסגרת העבודה, כגון לשם ישיבת עבודה מחוץ למקום העבודה.
(4) תוך ניצול מרות ביחסי העבודה בכל מקום שהוא (כגון בביתו של ממונה).

חלק ב': התוצאות של הטרדה מינית והתנכלות

5. הטרדה מינית והתנכלות הן בלתי חוקיות
(א) הטרדה מינית והתנכלות על רקע מיני מהוות התנהגות בלתי חוקית הפוגעת בכבוד האדם, בחירותו, בפרטיותו, ובשוויון בין המינים.
(ב) הטרדה מינית והתנכלות מהוות (על פי חוק למניעת הטרדה מינית, ולענין התנכלות — גם על פי חוק שוויון ההזדמנויות בעבודה, התשמ"ח-1998)
—
(1) עבירה פלילית, היכולה לגרום למאסרו של המטריד או המתנכל או לחייבו בקנס;
(2) עוולה אזרחית, שבגינה ניתן להגיש תביעה משפטית; בתביעה כזו ניתן לתבוע פיצוי כספי וסעדים אחרים, קבועים או זמניים, מהמטריד, מהמתנכל, ובמקרים מסוימים — מהמעביד של אלה.
6. הטרדה מינית והתנכלות מהוות עבירות משמעת
הטרדה מינית והתנכלות מהוות עבירות משמעת, שעליה יכול המטריד או המתנכל להתחייב בעונש משמעתי.

חלק ג': מדיניות המעביד ואחריותו

7. הטרדה מינית והתנכלות נוגדות את מדיניות המעביד
הטרדה מינית והתנכלות פוגעות ביחסי העבודה, ועומדות בניגוד למדיניות המעביד, והוא לא ישלים עמן.
8. אחריות המעביד
(א) נוסף על איסור החל על המעביד, כעל כל אדם, להטריד ולהתנכל, החוק מטיל עליו אחריות מיוחדת על מעשיהם של עובדיו ושל ממונים מטעמו, במסגרת יחסי עבודה; מעביד צריך לנקוט אמצעים סבירים, כמפורט בתקנון זה, משלושה סוגים:
(1) מניעת הטרדה מינית והתנכלות (ר' חלק ד');
(2) טיפול ביעילות בהטרדה מינית או בהתנכלות שידע עליהן (ר' חלק ו');
(3) תיקון הפגיעה עקב הטרדה מינית או התנכלות, או עקב הגשת תלונה או תביעה על אלה (ר' חלק ו').
(ב) לפי החוק, מעביד שלא נקט אמצעים כאמור בסעיף זה יהיה אחראי להטרדה מינית או להתנכלות שביצע עובד שלו או ממונה מטעמו במסגרת יחסי העבודה, וניתן לתבוע את המעביד בתביעה אזרחית בשל כך.

חלק ד': מניעת הטרדה מינית והתנכלות

9. צעדי מנע
(א) המעביד דורש מכל ממונה מטעמו ומכל עובד, להימנע ממעשים של הטרדה מינית והתנכלות במסגרת יחסי עבודה ולעשות כל שביכולתו כדי למנוע מעשים כאמור, והכל כדי ליצור, יחד עם המעביד, סביבת עבודה בלא הטרדה מינית והתנכלות.
(ב) המעביד דורש מכל ממונה מטעמו ליטול חלק פעיל ומוביל במניעת הטרדה מינית והתנכלות במסגרת יחסי עבודה.
(ג) פעולות הסברה והדרכה: המעביד דורש מכל ממונה ומכל עובד להשתתף בפעולות הדרכה והסברה הנעשות מטעמו בדבר איסור הטרדה מינית והתנכלות ומניעתן; לחלופין המעביד מאפשר לעובדיו להשתתף במשך שעות העבודה בפעולות כאמור, המאורגנות, בפרקי זמן סבירים, על ידי גורמים אחרים, כמו ארגון עובדים יציג או ארגוני נשים, ובלבד שאין בכך כדי לפגוע במהלך התקין של העבודה.
10. שיתוף פעולה עם נציגות העובדים
המעביד משתף פעולה עם ארגון העובדים במקום העבודה, בפעולות הסברה והדרכה בדבר איסור הטרדה מינית והתנכלות ומניעתן.
ארגון העובדים הנוגע לענין במקום עבודה זה הוא:
11. קבלת מידע, וממי
(א) עובד זכאי
(1) בהתאם לתקנות לעיין בכל אחד מאלה ולקבל צילומים מהם
— חוק למניעת הטרדה מינית, תשנ"ח-1998;
— תקנות למניעת הטרדה מינית (חובות מעביד), תשנ"ח-1998;
— הוראות משמעת של מקום העבודה לענין הטרדה מינית והתנכלות.
(2) לקבל מידע על פעולות הסברה והדרכה של המעביד בדבר איסור הטרדה מינית והתנכלות ומניעתן.
(ב) עובד יוכל לדרוש קבלת חומר ומידע כאמור מהאחראי/ת לענין זה, שהיא/הוא:
עו"ד שירה פורת, טלפון 0732-073226

חלק ה': מה לעשות אם הוטרדת מינית או אם התנכלו לך?

12. (א)אם אדם סבור שהטרידו אותו מינית או שהתנכלו לו, פתוחות לפניו שלוש אפשרויות לפי החוק:
(1) טיפול באחריות המעביד: אם ההטרדה או ההתנכלות התבצעה "במסגרת יחסי עבודה", הנפגע יכול להגיש תלונה במקום העבודה; הפרוצדורה לענין זה מפורטת בחלק ו'.
(2) הליך פלילי: הנפגע יכול להגיש תלונה במשטרה.
(3) הליך אזרחי: הנפגע יכול להגיש, בתוך שלוש שנים, תביעה בבית המשפט (בדרך כלל בבית הדין האזורי לעבודה) נגד
— המטריד או המתנכל בעצמו;
— ואם הוא טוען שהמעביד אחראי, גם המעביד (ר' סעיף 8 לענין אחריות המעביד).
(ב) מה הקשר בין ההליכים השונים המפורטים לעיל?
(1) נפגע מהטרדה מינית או התנכלות יכול לבחור אם ליזום אחד או יותר מההליכים האמורים.
(2) המעביד יכול להחליט איך ישפיעו הליכים פליליים או אזרחיים על אופן הטיפול שבאחריותו (פירוט לענין זה נמצא בחלק ו', סעיף 18(ד)).

חלק ו': הליך תלונה אצל מעביד וטיפול באחריות מעביד

13. מי יכול להגיש תלונה, ובאילו נסיבות?
התלונה יכולה להיות מוגשת על ידי אחד מאלה:
(1) עובד שטוען כי מעביד, ממונה או עובד אחר הטריד אותו מינית או התנכל לו, במסגרת יחסי עבודה;
(2) אדם אחר שטוען כי עובדו של המעביד או ממונה מטעמו הטריד אותו מינית או התנכל לו, במסגרת יחסי עבודה;
(3) אחר מטעמו של אדם כאמור בפסקה (1) או (2) — במקרה כזה מוצע להביא ראיה על כך שאותו אדם מסכים להגשת התלונה (למשל, מכתב חתום בידי אותו אדם).
14. בפני מי מתלוננים?
(א) תלונה יש להגיש לאחראי כאמור בסעיף 11(ב) לעיל.
(ב) אם האחראי הוא האדם שמתלוננים עליו ("הנילון") או שהוא בעל נגיעה אישית לנושא התלונה או למעורבים בה, תוגש התלונה לממלא מקומו של האחראי, לאחראי אחר, ובהעדרם — למעביד. (אם הגיש את התלונה למעביד כאמור, המעביד יפעל על פי הוראות חלק זה כפי שאמור לפעול אחראי).
(ג) אם הנילון היה עובד של קבלן כוח אדם המועסק בפועל אצל המעביד —
(1) תוגש התלונה לאחראי מטעם הקבלן או לאחראי מטעם המעביד;
(2) אם הוגשה התלונה לאחראי מטעם הקבלן, אותו אחראי רשאי להעביר את הטיפול בבירור התלונה לאחראי מטעם המעביד, ואם הועבר הטיפול כאמור — האחראי מטעם הקבלן יודיע על כך למתלונן.
15. תוכן התלונה
התלונה תכלול את תיאור המקרה, לרבות:

2

(1) פירוט זהות המעורבים במקרה ועדים, אם ישנם;
(2) מקום האירוע;
(3) במקרה שנטען כי בוצע מעשה של הטרדה מינית — אחד מאלה:
א. האם המוטרד הראה למטריד שההתנהגות מפריעה לו;
ב. האם יש בין המטריד למוטרד יחסי תלות, מרות וכד׳.

16. אופן הגשת התלונה
(א) ניתן להגיש תלונה בכתב או בעל פה.
(ב) הוגשה תלונה בעל פה —
(1) ירשום האחראי את תוכן התלונה;
(2) המתלונן או מי שמגיש את התלונה מטעמו יחתום על הרישום של האחראי כדי לאשר את תוכן הדברים;
(3) האחראי ימסור למתלונן עותק מהרישום החתום.

17. בירור התלונה
(א) התקבלה תלונה, האחראי —
(1) יידע את המתלונן באשר לדרכי הטיפול בהטרדה מינית או התנכלות לפי החוק (חלק ה׳, סעיף 12 לעיל);
(2) יפעל לבירור התלונה ולצורך כך, בין היתר, ישמע את המתלונן, את הנילון ועדים, אם ישנם, ויבדוק כל מידע שהגיע אליו בענין התלונה.
(ב) אחראי לא יטפל בבירור תלונה אם הוא בעל נגיעה אישית לנושא התלונה או למעורבים בה.
(ג) אחראי שהוא בעל נגיעה אישית כאמור יעביר את הבירור לאחראי אחר או למי שהתמנה על ידי המעביד לממלא מקומו, ונהעזר אחד מאלה — למעביד; אם האחראי העביר את הטיפול למעביד כאמור, יפעל המעביד כפי שאמור לפעול אחראי בבירור תלונה, על פי סעיף זה.
(ד) בירור התלונה ייעשה ביעילות ובלא דיחוי.
(ה) בירור תלונה ייעשה תוך הגנה מרבית על כבודם ופרטיותם של המתלונן, הנילון ועדים אחרים, ובין היתר —
(1) לא יגלה אחראי מידע שהגיע אליו במהלך בירור התלונה אלא אם כן הוא חייב לעשות כן לשם הבירור עצמו או על פי דין;
(2) לא ישאל אחראי שאלה בקשר לעבר המיני של מתלונן שאינו קשור לנילון, ולא יתייחס למידע על עברו המיני של המתלונן כאמור; האמור בפסקה זו לא יחול אם האחראי סבור שאם לא ישאל שאלות או יתייחס כאמור, ייגרם עוול בלתי ניתן לתיקון לנילון.
(ו) מעביד יגן על המתלונן, במהלך בירור התלונה, מפני פגיעה בעניני עבודה כתוצאה מהגשת התלונה או מפני פגיעה אחרת בגסגרת יחסי עבודה שיש בה כדי לשבש את בירור התלונה; בין היתר יפעל המעביד להרחקת הנילון מהמתלונן, ככל שניתן, וככל שנראה לו נכון בנסיבות הענין.
(ז) בתום בירור התלונה יגיש האחראי למעביד, ללא דיחוי, סיכום בכתב של בירור התלונה בלווי המלצותיו המנומקות לגבי המשך הטיפול בה, לרבות לענין כל אחד מהעניינים המפורטים בסעיף 18(א) ו-(ד).
(ח) היה הנילון עובד של קבלן כוח אדם המועסק בפועל אצל המעביד, יגיש האחראי את סיכומו לקבלן ולמעביד.
(ט) נודע למעביד על מקרה של הטרדה מינית או התנכלות במסגרת יחסי עבודה, ולא הוגשה תלונה או שהמתלונן חזר בו מתלונתו, יעביר את המקרה לבירור על אחראי; הועבר מקרה כאמור לבירור של אחראי או נודע לאחראי על מקרה כאמור, יקיים האחראי, ככל שניתן, בירור על אודות המקרה לפי סעיף זה, בשינויים המחויבים, ואם המתלונן חזר בו מתלונתו, יברר גם את סיבת החזרה מהתלונה.

18. טיפול המעביד במקרה של הטרדה מינית או התנכלות
(א) קיבל מעביד את סיכומו והמלצותיו של האחראי לפי סעיף 17(ז), יחליט, בלא דיחוי ובתוך תקופה שלא תעלה על 7 ימי עבודה, על הפעלת הסמכויות שבידיו לגבי כל אחד מאלה:

המונח 9 ״ענייני עבודה״ מוגדר בתקנות, ולפי ההגדרה בתקנות, כל אלה הם ״ענייני עבודה״: קבלה לעבודה, תנאי עבודה, לרבות התנאים הפיסיים והסביבתיים הקשורים למסגרת יחסי עבודה ולרבות שכר או גמול אחר שנותן מעביד לעובד או עבורו בקשר לעבודתו, קידום בעבודה, הכשרה או השתלמות מקצועית, פיטורים, פיצויי פיטורים, הטבות ותשלומים הניתנים לעובד בקשר לפרישה מעבודה.

(1) מתן הוראות לעובדים המעורבים במקרה, לרבות בדבר כללי התנהגות ראויים במסגרת יחסי עבודה והרחקת הנילון מהמתלונן, וכן נקיטת צעדים בענייני עבודה, והכל כדי למנוע את הישנות המעשה של הטרדה מינית או התנכלות, או כדי לתקן את הפגיעה שנגרמה למתלונן עקב ההטרדה או ההתנכלות;
(2) פתיחה בהליכים משמעתיים לפי הוראות הסדר המשמעת החלות אצל המעביד לענין הטרדה מינית או התנכלות;
(3) אי נקיטת צעד כלשהו.
(ב) המעביד יפעל ללא דיחוי לביצוע החלטתו לפי סעיף קטן (א) וימסור הודעה מנומקת בכתב על החלטתו למתלונן, לנילון ולאחראי; כן יאפשר המעביד למתלונן ולנילון לעיין בסיכום האחראי ובהמלצותיו.
(ג) המעביד רשאי, עקב שינוי בנסיבות, לשנות את החלטתו לפי סעיף קטן (א) או לעכב את ביצועה וימסור הודעה מנומקת על כך בכתב למתלונן, לנילון ולאחראי.
(ד) על אף האמור בסעיף זה, רשאי מעביד לדחות את החלטתו, לעכב את ביצועה או לשנותה, בשל הליכים משמעתיים או משפטיים הנוגעים למקרה נושא ההחלטה, עשה כן המעביד —
(1) ימסור הודעה מנומקת בכתב על כך למתלונן, לנילון ולאחראי;
(2) כל עוד לא הסתיימו ההליכים כאמור, יפעל המעביד לפי הוראות סעיף 17(ו);
(3) בתום ההליכים יקבל המעביד החלטה לפי סעיף קטן (א).
(ה) היה הנילון עובד של קבלן כוח אדם המועסק בפועל אצל המעביד, רשאים המעביד והקבלן להסכים בשאלה מי מביניהם יבצע את הוראות סעיף זה, כולן או חלקן.

חלק ז׳: שונות

19. עובד של קבלן כוח אדם המועסק בפועל אצל המעביד
(א) לפי החוק והתקנות, במקרה שעובד של קבלן כוח אדם מועסק בפועל אצל המעביד (מעסיק בפועל)
(1) כל מה שנאמר בתקנון זה לגבי ״עובד״ כולל גם אותו עובד של קבלן כוח אדם;
(2) כל מה שנאמר בתקנון זה לגבי ״מעביד״ כולל גם אותו מעסיק בפועל.
לכן, מעסיק בפועל נושא באותה אחריות שנושא מעביד רגיל (ר׳ סעיף 8 לעיל) בגין הטרדה מינית והתנכלות שמבצע עובד קבלן כוח אדם המועסק אצלו.
(ב) הוראות מיוחדות מצויות בסעיפים 14(ו), 17(ח) ו-18(ה) לתקנון זה.

20. מעסיקים של 25 עובדים או פחות
(א) לפי התקנות, מעביד המעסיק 25 עובדים או פחות, המוסר עותק של התקנון לדוגמה לעובדיו ולממונים מטעמו או מפרסם אותו במקום בולט לעין שבשליטתו, יוצא ידי חובותיו —
(1) ליידע את עובדיו והממונים מטעמו באשר להוראות החוק והתקנות;
(2) לדרוש מעובדיו ומהממונים להימנע מהטרדה מינית והתנכלות ולדרוש מהם למנוע מעשים אלה.
הערה: מעביד המעסיק 25 עובדים או פחות אינו חייב למסור או לפרסם את התקנון לדוגמה כאמור — הוא יכול לבחור לבצע את חובותיו האמורות בפסקאות (1) ו-(2) בדרך אחרת.
(ב) מינוי אחראי (ראו סעיף 11(ב) וחלק ו׳)
לפי התקנות, מעביד המעסיק פחות מעשרה עובדים יכול לקבוע את עצמו כאחראי; אם הוא קובע את עצמו כאחראי, כל מה שנאמר בתקנון זה לגבי אחראי יחול עליו.

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